Exhibit 99.1

FOR RELEASE AT 3:00 PM CST

Contact:  Pat Hansen
Senior Vice President and
Chief Financial Officer
414-247-3435
www.strattec.com

STRATTEC SECURITY CORPORATION

REPORTS FISCAL 2017 THIRD QUARTER OPERATING RESULTS

Milwaukee, Wisconsin – April 27, 2017 -- STRATTEC SECURITY CORPORATION (NASDAQ:STRT) today reported operating results for the fiscal third quarter ended April 2, 2017.

Net sales for the Company’s third quarter ended April 2, 2017 were $109.7 million, compared to net sales of $94.0 million for the third quarter ended March 27, 2016.  Net income for the current year quarterly period was $3.5 million, compared to net income of $1.9 million in the prior year quarter.  Diluted earnings per share for the current year quarterly period were $.95 compared to diluted earnings per share of $.52 in the prior year quarter.

For the nine months ended April 2, 2017, the Company’s net sales were $308.9 million compared to net sales of $293.1 million in the prior year nine month period.  Net income during the current year nine month period was $5.4 million compared to net income of $8.6 million in the prior year nine month period.  Diluted earnings per share were $1.48 for the nine month period ended April 2, 2017 compared to diluted earnings per share of $2.35 during the nine month period ended March 27, 2016.

Net sales to each of our customers or customer groups in the current year quarter and prior year quarter were as follows (in thousands):

	Three Months Ended
	April 2, 2017	March 27, 2016

Fiat Chrysler Automobiles	$27,962	$27,188
General Motors Company	21,883	18,670
Ford Motor Company	16,788	13,860
Tier 1 Customers	19,618	14,198
Commercial and Other OEM Customers	15,237	12,415
Hyundai / Kia	8,218	7,717
TOTAL	$109,706	$94,048

Sales to Fiat Chrysler Automobiles in the current year quarter increased slightly over the same period in the prior year. Increased sales to both General Motors Company and Ford Motor Company in the current year quarter related primarily to higher content sales on models for which we supply components, in particular latches and locksets.  Sales to Tier 1 Customers increased in the current quarter due to higher production volume on vehicles for which we supply driver control, door handle components and switches. Sales to Commercial and Other OEM Customers during the current year quarter increased in comparison to the prior year quarter.  These customers primarily represent purchasers of vehicle access control products, such as latches and fobs, that have been developed in recent years to complement our historic core business of locks and keys.  The increased sales to Hyundai / Kia in the current year quarter were principally due to higher vehicle production volumes on the Kia Sedona minivan for which we supply components.

Gross profit margins were 15.9 percent in the current year quarter compared to 15.4 percent in the prior year quarter. The increase in gross profit margin was attributed to a favorable Mexican Peso to US dollar exchange rate affecting our Mexican operations offset by a less favorable product sales mix and startup costs associated with our new Leon, Mexico facility with production to start in September 2017.

Engineering, Selling and Administrative expenses as a percent of net sales in the current year quarter were 10.8 percent compared to 11.4 percent in the prior year quarter. Overall operating expenses were higher in the current year quarter primarily due to higher new product development costs associated with utilizing third party vendors for a portion of our development work.

Included in Other Income, Net in the current year quarter compared to the prior year quarter were the following items (in thousands of dollars):

	April 2, 2017	March 27, 2016

Equity Earnings of VAST LLC Joint Venture	$451	$211
Equity Loss of STRATTEC Advanced Logic LLC Joint Venture	(614)	(382)
Net Foreign Currency Realized and Unrealized Transaction Gain	1, 296	215
Other	181	29
	$1,314	$73

Frank Krejci, President & CEO commented:  “After last quarter, where earnings were significantly impacted by a combination of lower sales, manufacturing initiatives, higher engineering expenses to execute new business won, we have seen improvements in all three of those areas. In our current quarter, while continuing to add new capital equipment, incurring start-up expenses related to our new facility in Leon, Mexico and investing in our manufacturing processes, I am pleased that we generated improved operating performance”.

STRATTEC designs, develops, manufactures and markets automotive Access Control Products, including mechanical locks and keys, electronically enhanced locks and keys, steering column and instrument panel ignition lock housings, latches, power sliding side door systems, power lift gate systems, power deck lid systems, door handles and related products.  These products are provided to customers in North America, and on a global basis through a unique strategic relationship with WITTE Automotive of Velbert, Germany and ADAC Automotive of Grand Rapids, Michigan.  Under this relationship, STRATTEC, WITTE and ADAC market each company’s products to global customers under the “VAST” brand name.  STRATTEC’s history in the automotive business spans over 105 years.

Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.”   Such forward-looking statements in this release are inherently subject to many uncertainties in the Company’s operations and business environment.  These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, changes in warranty provisions and customer product recall policies, foreign currency fluctuations, and fluctuations in our costs of operation (including fluctuations in the cost of raw materials).  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.  In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

STRATTEC SECURITY CORPORATION
Results of Operations
(In Thousands except per share amounts)
(Unaudited)

	Third Quarter Ended		Nine Months Ended
	April 2, 2017	March 27, 2016	April 2, 2017	March 27, 2016

Net Sales	$109,706	$94,048	$308,895	$293,072

Cost of Goods Sold	92,303	79,527	263,392	243,442

Gross Profit	17,403	14,521	45,503	49,630

Engineering, Selling & Administrative Expenses	11,869	10,680	34,568	32,450

Income from Operations	5,534	3,841	10,935	17,180

Interest Income	52	4	132	19

Interest Expense	(100)	(51)	(276)	(95)

Other Income, Net	1,314	73	2,359	76

Income before Provision for Income Taxes and Non-Controlling Interest	6,800	3,867	13,150	17,180

Provision for Income Taxes	1,752	589	4,060	4,857

Net Income	5,048	3,278	9,090	12,323

Net Income Attributable to Non-Controlling Interest	(1,566)	(1,389)	(3,668)	(3,758)

Net Income Attributable to STRATTEC SECURITY CORPORATION	$3,482	$1,889	$5,422	$8,565

Earnings Per Share:
Basic	$0.97	$0.53	$1.51	$2.39
Diluted	$0.95	$0.52	$1.48	$2.35
Average Basic Shares Outstanding	3,592	3,565	3,586	3,557

Average Diluted Shares Outstanding	3,671	3, 619	3,666	3,620

Other
Capital Expenditures	$10,313	$6,244	$26,642	$14,339
Depreciation & Amortization	$2,807	$2,528	$8,454	$7,603

STRATTEC SECURITY CORPORATION

Condensed Balance Sheet Data
(In Thousands)

	April 2, 2017	July 3, 2016
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$4,991	$15,477
Receivables, net	70,711	63,726
Inventories, net	38,210	38,683
Other current assets	16,603	16,565
Total Current Assets	130,515	134,451
Investment in Joint Ventures	15,423	14,168
Other Long Term Assets	14,863	8,408
Property, Plant and Equipment, Net	102,677	85,149
	$263,478	$242,176
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$40,438	$32,416
Other	29,345	31,799
Total Current Liabilities	69,783	64,215
Accrued Pension and Post Retirement Obligations	2,592	2,728
Borrowings Under Credit Facility	26,000	20,000
Other Long-term Liabilities	743	721
Shareholders’ Equity	318,094	312,876
Accumulated Other Comprehensive Loss	(37,992)	(37,673)
Less: Treasury Stock	(135,835)	(135,871)
Total STRATTEC SECURITY CORPORATION Shareholders’ Equity	144,267	139,332
Non-Controlling Interest	20,093	15,180
Total Shareholders’ Equity	164,360	154,512
	$263,478	$242,176

STRATTEC SECURITY CORPORATION
Condensed Cash Flow Statement Data
(In Thousands)
(Unaudited)

	Third Quarter Ended		Nine Months Ended

	April 2, 2017	March 27, 2016	April 2, 2017	March 27, 2016

Cash Flows from Operating Activities:
Net Income	$5,048	$3,278	$9,090	$12,323
Adjustment to Reconcile Net Income to Cash Provided by Operating Activities:
Equity Loss (Earnings) in Joint Ventures	163	171	(128)	486
Depreciation and Amortization	2,807	2,528	8,454	7,603
Foreign Currency Transaction Loss (Gain)	722	(474)	(1,775)	(1,795)
Unrealized (Gain) Loss on Peso Forward Contracts	(2,710)	(267)	(1,147)	600
Stock Based Compensation Expense	362	377	1,154	1,247
Change in Operating Assets/Liabilities	(4,241)	(371)	(3,348)	(12,002)
Other, net	5	(44)	(143)	(44)

Net Cash Provided by Operating Activities	2,156	5,198	12,157	8,418

Cash Flows from Investing Activities:
Investment in Joint Ventures	(150)	(1,500)	(250)	(1,720)
Loan to Joint Venture	(525)	-	(1,925)	(150)
Repayment of Loan to Joint Venture	-	-	75	-
Additions to Property, Plant and Equipment	(10,313)	(6,244)	(26,642)	(14,339)
Proceeds from Sale of Property, Plant and Equipment	-	76	-	76
Net Cash Used in Investing Activities	(10,988)	(7,668)	(28,742)	(16,133)

Cash Flows from Financing Activities:
Borrowings Under Credit Facility	9,000	15,000	30,000	20,500
Repayment of Borrowings Under Credit Facility	(3,000)	(7,000)	(24,000)	(12,500)
Dividends Paid to Non-Controlling Interests of Subsidiaries	-	-	(1,764)	(1,568)
Dividends Paid	(503)	(465)	(1,509)	(1,397)
Contributions from Non-Controlling Interest of Subsidiaries	-	-	2,940	-
Exercise of Stock Options and Employee Stock Purchases	27	25	187	609
Net Cash Provided by Financing Activities	5,523	7,560	5,853	5,644

Effect of Foreign Currency Fluctuations on Cash	109	145	245	(466)

Net (Decrease) Increase in Cash & Cash Equivalents	(3,199)	5,235	(10,486)	(2,537)

Cash and Cash Equivalents:
Beginning of Period	8,190	17,923	15,477	25,695
End of Period	$4,991	$23,158	$4,991	$23,158